UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

CORTEX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16467	33-0303583
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway, Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 6, 2008, Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amendment to that Lease by and between the Company and The Northwestern Mutual Life Insurance Company, originally dated as of January 31, 1994, as amended to date (the “Lease Amendment”). The Lease Amendment, among other things, (i) extends the lease term from fifteen (15) years to eighteen (18) years, (ii) extends the lease termination date from May 31, 2009 to May 31, 2012, (iii) sets the minimum monthly rental payments for each year during the three year extension and (iv) grants the Company an option to further extend the lease term for up to three additional one year periods.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached hereto as Exhibit 10.108 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.108	Amendment No. 4 to the Lease Agreement for the Company’s facilities in Irvine, California, dated June 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2008	CORTEX PHARMACEUTICALS, INC.

	By:	/s/ Maria S. Messinger
Maria S. Messinger Vice President, Chief Financial Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.108	Amendment No. 4 to the Lease Agreement for the Company’s facilities in Irvine, California, dated June 6, 2008.